Exhibit 99.1

KINGSWAY ANNOUNCES SECOND QUARTER 2018 RESULTS

Toronto, Ontario (August 1, 2018) - (TSX: KFS, NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its operating results for the second quarter and six months ended June 30, 2018. All amounts are in U.S. dollars unless indicated otherwise.

As a result of the Company’s announcement on July 16, 2018 that it has executed a definitive agreement to sell Mendota Insurance Company, Mendakota Insurance Company and Mendakota Casualty Company (collectively “Mendota”), its second quarter financial statements reflect an estimated loss on disposal as well as the classification of Mendota, previously disclosed as part of the Insurance Underwriting segment, as a discontinued operation at June 30, 2018 with its assets and liabilities being classified as held for sale. The results of Kingsway Amigo Insurance Company, which has been in run off for five years, will continue to be reported as part of continuing operations; however, the Company will no longer report a separate Insurance Underwriting segment.

Management Comments
Larry G. Swets, Jr., Chief Executive Officer, stated, “The sale of Mendota represents the end of an era for Kingsway and its long history of owning property-casualty insurance companies in both the United States and Canada. Upon the closing, the sales proceeds will be redeployed to acquire limited liability investments and other investments owned by Mendota. At that point, Kingsway will focus its efforts on growing its extended warranty segment and managing its investment portfolio.”

Operating Results
The Company reported net loss attributable to common shareholders of $8.6 million (including a non-cash loss of $0.1 million attributable to change in fair value of debt), or $0.40 per diluted share, in the second quarter of 2018, compared to net loss attributable to common shareholders of $7.9 million (including a non-cash loss of $2.7 million attributable to change in fair value of debt), or $0.37 per diluted share, in the second quarter of 2017.

For the six months ended June 30, 2018, Kingsway reported net loss attributable to common shareholders of $10.9 million (including a non-cash loss of $1.1 million attributable to change in fair value of debt), or $0.50 per diluted share, compared to $9.7 million (including a non-cash gain of $4.6 million attributable to change in fair value of debt), or $0.45 per diluted share, in the prior year period.

Included in the Company’s operating results for the three and six months ended June 30, 2018 is an $8.0 million loss on disposal of Mendota at June 30, 2018. The aggregate reporting during the second quarter for all results related to our non-standard automobile businesses, inclusive of the continuing operations of Kingsway Amigo Insurance Company, the discontinued operations of Mendota and the loss on disposal of Mendota, is a loss of $8.4 million.

Following are highlights of Kingsway’s second quarter 2018 results. Operating loss reflects the Company’s core operating activities, including its reportable segments, passive investment portfolio and corporate operating expenses.

•	Operating loss was $0.2 million for the second quarter of 2018 compared to $2.7 million for the second quarter of 2017.

◦	Extended Warranty segment operating income was $1.7 million for the second quarter of 2018 compared to $0.7 million for the second quarter of 2017.

◦	Leased Real Estate segment operating income was $0.6 million for the second quarter of 2018 compared to $0.9 million for the second quarter of 2017.

◦	Net investment income of $0.0 million was reported for the second quarter of 2018 compared to net investment loss $1.3 million for the second quarter of 2017.

◦	Loss on change in fair value of equity investments was $0.2 million for the second quarter of 2018 compared to zero for the second quarter of 2017.

◦	Other operating income and expense was a net expense of $2.3 million for the second quarter of 2018 compared to $3.0 million for the second quarter of 2017.

•
Book value decreased to $1.54 per share at June 30, 2018 from $2.02 per share at December 31, 2017. The Company also carries a valuation allowance, estimated to be approximately $8.23 per share at June 30, 2018, subject to final accounting

Exhibit 99.1

upon the close of the previously announced sale of Mendota, against the deferred tax asset, primarily related to its loss carryforwards.

About the Company
Kingsway is a holding company that owns or controls subsidiaries primarily in the insurance, extended warranty, asset management and real estate industries. The common shares of Kingsway are listed on the Toronto Stock Exchange and the New York Stock Exchange under the trading symbol “KFS.”

Exhibit 99.1

Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Revenues:
Service fee and commission income	$9,479	$6,584	$19,670	$12,946
Rental income	3,341	3,341	6,682	6,682
Net investment income (loss)	18	(1,347)	(613)	(1,163)
Net realized (losses) gains	(1)	(1)	9	(1)
(Loss) gain on change in fair value of equity investments	(248)	—	614	—
Other income	1,081	242	1,308	569
Total revenues	13,670	8,819	27,670	19,033
Operating expenses:
Loss and loss adjustment expenses	2,625	1,338	4,247	2,557
Commissions	932	811	1,817	1,579
Cost of services sold	1,464	1,291	3,716	2,595
General and administrative expenses	7,305	6,508	14,702	12,245
Leased real estate segment interest expense	1,546	1,569	3,098	3,143
Total operating expenses	13,872	11,517	27,580	22,119
Operating (loss) income	(202)	(2,698)	90	(3,086)
Other expenses (revenues), net:
Interest expense not allocated to segments	1,519	1,216	2,905	2,375
Amortization of intangible assets	271	289	543	580
Contingent consideration benefit	—	(212)	—	(212)
Loss on change in fair value of debt	142	2,702	1,061	4,591
Equity in net loss (income) of investee	385	145	284	(2,240)
Total other expenses, net	2,317	4,140	4,793	5,094
Loss from continuing operations before income tax expense	(2,519)	(6,838)	(4,703)	(8,180)
Income tax expense	187	1,251	438	1,516
Loss from continuing operations	(2,706)	(8,089)	(5,141)	(9,696)
Income (loss) from discontinued operations, net of taxes	911	(570)	1,318	(447)
(Loss) gain on disposal of discontinued operations, net of taxes	(6,611)	1,017	(6,611)	1,017
Net loss	(8,406)	(7,642)	(10,434)	(9,126)
Less: net income attributable to noncontrolling interests in consolidated subsidiaries	108	100	243	205
Less: dividends on preferred stock, net of tax	130	154	259	328
Net loss attributable to common shareholders	$(8,644)	$(7,896)	$(10,936)	$(9,659)
Loss per share - continuing operations:
Basic:	$(0.14)	$(0.39)	$(0.26)	$(0.48)
Diluted:	$(0.14)	$(0.39)	$(0.26)	$(0.48)
(Loss) earnings per share - discontinued operations:
Basic:	$(0.26)	$0.02	$(0.24)	$0.03
Diluted:	$(0.26)	$0.02	$(0.24)	$0.03
Loss per share – net loss attributable to common shareholders:
Basic:	$(0.40)	$(0.37)	$(0.50)	$(0.45)
Diluted:	$(0.40)	$(0.37)	$(0.50)	$(0.45)
Weighted-average shares outstanding (in ‘000s):
Basic:	21,708	21,458	21,708	21,458
Diluted:	21,708	21,458	21,708	21,458

Exhibit 99.1

Consolidated Balance Sheets
(in thousands, except share data)

	June 30, 2018	December 31, 2017
	(unaudited)
Assets
Investments:
Fixed maturities, at fair value (amortized cost of $11,605 and $14,707, respectively)	$11,361	$14,541
Equity investments, at fair value (cost of $2,325 and $4,854, respectively)	2,189	4,476
Limited liability investments	5,217	4,922
Limited liability investment, at fair value	4,869	5,771
Other investments, at cost which approximates fair value	1,916	2,321
Short-term investments, at cost which approximates fair value	151	151
Total investments	25,703	32,182
Cash and cash equivalents	24,713	20,781
Investment in investee	4,947	5,230
Accrued investment income	161	331
Service fee receivable, net of allowance for doubtful accounts of $315 and $318, respectively	5,173	4,286
Other receivables, net of allowance for doubtful accounts of zero and zero, respectively	7,907	6,536
Deferred acquisition costs, net	6,662	6,325
Property and equipment, net of accumulated depreciation of $13,794 and $11,633, respectively	105,246	107,327
Goodwill	80,112	80,112
Intangible assets, net of accumulated amortization of $8,876 and $8,333, respectively	79,519	80,062
Other assets	3,592	4,302
Assets held for sale	138,804	137,126
Total Assets	$482,539	$484,600
Liabilities and Shareholders' Equity
Liabilities:
Unpaid loss and loss adjustment expenses:
Property and casualty	$2,594	$1,329
Vehicle service agreements	2,615	2,779
Total unpaid loss and loss adjustment expenses	5,209	4,108
Note payable	184,567	186,469
Bank loan	4,417	4,917
Subordinated debt, at fair value	52,822	52,105
Net deferred income tax liabilities	28,796	28,745
Deferred service fees	41,221	39,741
Income taxes payable	2,801	2,644
Accrued expenses and other liabilities	10,946	10,612
Liabilities held for sale	112,866	105,949
Total Liabilities	443,645	435,290

Class A preferred stock, no par value; unlimited number authorized; 222,876 and 222,876 issued and outstanding at June 30, 2018 and December 31, 2017, respectively; redemption amount of $5,572	5,477	5,461

Shareholders' Equity:
Common stock, no par value; unlimited number authorized; 21,708,190 and 21,708,190 issued and outstanding at June 30, 2018 and December 31, 2017, respectively	—	—
Additional paid-in capital	356,609	356,021
Accumulated deficit	(364,917)	(313,487)
Accumulated other comprehensive income (loss)	36,322	(3,852)
Shareholders' equity attributable to common shareholders	28,014	38,682
Noncontrolling interests in consolidated subsidiaries	5,403	5,167
Total Shareholders' Equity	33,417	43,849
Total Liabilities, Class A preferred stock and Shareholders' Equity	$482,539	$484,600

Exhibit 99.1

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available and include statements relating to the proposed sale of our insurance subsidiaries. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements, including the failure to consummate the proposed sale of our insurance subsidiaries, the failure to obtain necessary regulatory approvals and the diversion of management time on transaction-related matters. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2017 Annual Report on Form 10-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information
Additional information about Kingsway, including a copy of its 2017 Annual Report and filings on Forms 10-Q and 8-K, can be accessed on the Canadian Securities Administrators’ website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov or through the Company’s website at www.kingsway-financial.com.